UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2008

Soyodo Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32341	84-1482082
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

Unit 2, 15 Fl., 83, Nankan Rd. Sec. 1,
Luchu Taoyuan County
Taiwan
(Address of principal executive offices) (zip code)

011-8863-322-9658
(Registrant's telephone number, including area code)

1390 Monterey Pass Road,
Monterey Park, CA 91754
(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Louis A. Brilleman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On February 11, 2008, Soyodo Group Holdings, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) to report among other things, the execution of a share exchange agreement (the “Agreement”).   The Company hereby amends the Form 8-K to disclose additional information and correct certain errors contain therein.

Item 1.01 Entry into a Material Definitive Agreement.

On February 5, 2008, Soyodo Group Holdings, Inc. (the “Soyodo”) entered into and completed the transactions contemplated under a Share Exchange Agreement (the “Exchange Agreement”) with each of the shareholders (the “Shareholders”) of Omphalos Corp., a British Virgin Islands corporation (”Omphalos,” the “Company,” or “we”), pursuant to which Soyodo purchased from the Shareholders all issued and outstanding shares of Omphalos’ common stock in consideration for the issuance of an aggregate of 81,996,275 shares of Soyodo common stock (the "Share Exchange").

The Share Exchange resulted in a change in control of Soyodo with the Shareholders owning 81,996,275 shares of common stock of the Company out of a total of 90,191,275 issued and outstanding shares after giving effect to the Share Exchange. Also, the Shareholders were elected directors of the Company, subject to Soyodo’s disclosure obligations under the Securities Exchange Act of 1934, as amended, and appointed as its executive officers. As a result of the Exchange Agreement, (i) Omphalos became a wholly-owned subsidiary of Soyodo and (ii) the Soyodo succeeded to the business of Omphalos as its sole business. Accordingly, Soyodo intends to change its name to Omphalos Corp.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01 hereof.

NOTE: The discussion contained in this Item 2.01 relates primarily to Omphalos. Information relating to the business and results of operations of the Company and all other information relating to the Company has been previously reported in its Annual Report on Form 10-KSB for the year ended December 31, 2006 and other periodic filings with the SEC and is herein incorporated by reference to those reports.

DESCRIPTION OF OMPHALOS BUSINESS

Organizational History

Omphalos Corp. was incorporated on February 13, 1991 under the laws of Republic of China (TWN), initially serving as a sales agent for an equipment and used machine dealer. Omphalos Corp. (B.V.I.) was incorporated on October 30, 2001 under the laws of the British Virgin Islands. All Fine Technology Co., Ltd. was incorporated on March 23, 2004 under the laws of Republic of China. All Fine Technology Co., Ltd. (B.V.I.) was incorporated on February 2, 2005 under the laws of the British Virgin Islands.

On July 4, 2007, Omphalos Corp. (BVI) acquired Omphalos (TWN) and All Fine Technology Co. (TWN), through a share exchange with the shareholders of these two entities. On October 19, 2007 Omphalos (BVI) purchased All Fine Tech (BVI).

Overview of Business

Omphalos Corp., through its wholly-owned subsidiaries, supplies a wide range of equipment and parts including refurbished and modified reflow soldering ovens and automated optical inspection machines for printed circuit board (PCB) manufacturers in Taiwan and China. Omphalos also provides after sale services to its customers and sells parts for the equipment.

A reflow oven is a machine used primarily for reflow soldering of surface mount electronic components to printed circuit boards . Reflow soldering represents the most common means to attach a component to a circuit board , and typically consists of applying solder paste, positioning the components, and reflowing the solder in a specialized oven . The goal of the reflow process is to melt the powder particles in the solder paste , with the surfaces being joined together, and solidify the solder to create a strong metallurgical bond.

From its in Shenzhen, Shanghai and Kunshan, Omphalos markets its products in both Taiwan and China. Omphalos’s clients are mainly big name Taiwanese electronics manufacturing giants, including Quanta Computer Inc., MiTAC International Corp., Universal Scientific Industrial Co., ASUS, Gigabyte, and Advantech in Taiwan, and Foxconn group, QSMC, in China.

Products

Omphalos offers a wide range of products, including the following:

Saki Optical Inspection Devices. The main purpose of using AOI is to inspect the process of the SMT production line which can also be considered as the tool for quality assurance and quality control.

Quality assurance is the assurance for the back-end process, i.e. the 100% assurance for zero-defect of production quality. All defects must be found and then repaired to achieve this requirement. AOI is normally used at the post-reflow process for this purpose. Therefore, the AOI plays an important role to detect all defects and also to support the reparability of all defects.found. Quality Control is aimed to keep the highest process quality in the factory. In order to achieve this purpose, AOI is usually used at the pre-reflow, pre-IC-mounting or post-printing processes which enable the monitoring the real situation of the production line by inspecting all of and the defects. Furthermore, the causes of defects are able to be analyzed in real time. During the years ended December 31, 2006 and 2007, approximately 53% and 77% of Omphalos’s revenues were generated by these devices, respectively.

Tamura N2 Reflow Ovens.  Omphalos offers the Tamura Reflow Oven as its preferred choice for reflow soldering. The ovens have multiple temperature controlled heat emitting infrared radiation compartments that create a phase change in flux (Small Soldier Particles) turning the solid into a liquid. When cooled in the final compartment, the flux undergoes another phase change turning from a liquid back into a solid forming a bond between the surface mount component and etched circuit board. The Tamura Line takes the additional step of being an oxygen-free environment, instead it utilizes nitrogen gas to minimize oxidation. During the years ended December 31, 2006 and 2007, approximately 47% and 23% of Omphalos’s revenues were generated by these machines, respectively.

Argus Management Information System. This system consists of Scanner Stations networked to a Datastore. These scanners can be placed at any point in the production line as they are intended to collect and analyze production data. As a laser barcoded pcb passes through the Argus Scanner Station, the circuit board is identified (scanned), the time is noted and stored. Data is then aggregated and analyzed to compute bottle necks in production (actual vs. desired). To date, the Company has not derived any significant revenues from this system.

Gryphon Laser Marking System. This system is placed at the beginning of the SMT production line where it Laser Etches a Uniquely Identifiable 2-Dimensional Barcode onto the surface of a printed circuit board. 2D barcodes allow for more data to be physically written to the circuit board, usually the threshold is when more than 20 characters need to be written, 2D barcoding is required. The 2D barcode helps to simplify MIS by making more information available offline, such as an identification number, time of fabrication, plant of fabrication, etc making it easier to track defects and finished products to their final destination. This barcode works best when combined with the Argus Management Information System throughout the fabrication process as its life will be tracked and analyzed. To date, the Company has not derived any significant revenues from this system.

Marketing

Most of the Omphalos’s business is generated through personal relationships with its major customers. In addition, it may participate in trade shows and occasionally run advertisements in trade journals and newspapers.

Markets and Customers

Omphalos’s customers include a number of major electronic manufacturing companies, including the following

Name	Location	Percentage Revenues for the Year ended December 31, 2006

Quanta Computer	Taiwan based publicly traded company; original design manufacturer of laptop computers	39%

Hon Hai	Taiwan based publicly traded company; manufacturing services provider to Computer, Communication and Consumer-electronics leaders	21%

Universal Scientific Industrial	US based publicly traded company; Information and communications products	10%

MiTac	Taiwan based publicly traded company; Computer products design and production	9%

Regulations

Omphalos is not subject to any significant government regulation that is particular to its business.

Competition

Omphalos’s industry is highly competitive. Omphalos believes that its principal direct competitors are the manufacturers of the equipment themselves. These include Japanese companies such as Sayaka, Tamura Furukawa and Ishikawa.

There are also a number of companies in Asia that resell refurbished equipment. They include Daichi International, Panasonic, Hitachi and Sony Corporation.

Some of these companies have significantly greater financial, technical and human resources than we do, as well as a wider range of products than we have. In addition, many of our competitors have much greater experience in marketing their products, as well as more established relationships with our target customers. Our competitors may also have greater name recognition and more extensive customer bases that they can use to their benefit. As a result, we may have difficulty maintaining our market share.

We believe that our competitive edge is our responsiveness to our customers’ needs, both in terms of speed as well as in our ability to modify the equipment in accordance with the customers’ instructions.

Intellectual Property

Omphalos has been granted the following patents:

Name	Patent No	Country	Patent Term
Automatically Labeling and Inspecting Apparatus and Method of Use	M277230	Taiwan	2005/10/1-20/15-1/30
Automatically Marking and Reading/Distinguishing Apparatus and Method of Use	M277229	Taiwan	2005/10/1-20/15-1/30

In addition it has the following patents pending:

Name	Number	Country
Automatically Labeling and Inspecting Apparatus and Method of Use	200510052694.4	China
Automatically Marking and Reading/Distinguishing Apparatus and Method of Use	200510052693.X	China
Servo Motor Conntrol Method and Apparatus Using the Same	2007-241297	Japan
Servo Motor Conntrol Method and Apparatus Using the Same	096114150	Taiwan
Servo Motor Conntrol Method and Apparatus Using the Same	200710107348.0	China
Automatically Labeling and Inspecting Apparatus and Method of Use	11/248,218	U.S.A
Automatically Marking and Reading/Distinguishing Apparatus and Method of Use	11/248,212	U.S.A

Employees

As of December 1, 2007, Omphalos had 20 full-time employees, as follows:

Management	3
Technical	10
Administrative	4
Sales	3

None of its employees is represented by a labor union, and Omphalos considers its employee relations to be excellent. Omphalos seeks to use contract workers and anticipates maintaining a small full-time employee base.

  Description of Property

Omphalos does not own any real property. The company leases an office and a warehouse from a shareholder. The office maintains office administration and sales facilities and the warehouse maintains inventory, and research and design facilities. The location of the office and warehouse are Unit 2, 15 Fl., 83, Nankan Rd. Sec. 1, Luchu, Taoyuan County, Taiwan and No.1371-1, Sec. 3, Fuguo Rd., Lujhu Township, Taoyuan County 338, Taiwan. The office space is approximately 3,700 square feet and the warehouse space is approximately 4,034 square feet.

Generally, Omphalos maintains short-term leases for its office and warehouse, with options to renew, where possible. The terms of the lease for office and warehouse are both from January 1, 2007 to December 31, 2008  and the company pays a monthly rent of approximately $2,200 for the periods ended September 30, 2007 and 2006, respectively. Rent expenses under the office and warehouse lease agreements amounted to approximately $19,800 and $11,880 for the periods ended September 30, 2007 respectively.

Legal Proceedings

From time to time, Omphalos may be named in claims arising in the ordinary course of business. Currently, no legal proceedings or claims are pending against or involving Omphalos that could reasonably be expected to have a material adverse effect on its business and financial condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting our operations, market growth, services, products, and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events. Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

1.	Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

2.	Our ability to generate customer demand for our services;

3.	The intensity of competition; and

4.	General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Company Overview

Omphalos Corp., through its wholly-owned subsidiaries supplies a wide range of equipment and parts including refurbished and modified reflow soldering ovens and automated optical inspection machines for printed circuit board (PCB) manufacturers in Taiwan and China. Omphalos also provides after sale services to its customers and sells parts for the equipment.

Critical Accounting Policies and Estimates

This discussion and analysis of our financial condition and results of operations are based on our financial statements that have been prepared under accounting principle generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash Equivalents, Investments, and Long-term Investments — Cash equivalents are included at cost, which approximates market. At September 30, 2007, the Company’s cash equivalents were held primarily by three financial institutions. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents, while those having original maturities in excess of three months are classified as investments or as long-term investments when maturities are in excess of one year. Investment and long-term investments consist of certificates of deposit (CDs) and marketable securities.

At the date of acquisition of an investment security, management designates the security as belonging to a trading portfolio, an available-for-sale portfolio, or a held-to-maturity portfolio. Currently, the Company holds no securities designated as held-to-maturity or available-for-sale. All investment securities are classified as trading according to management’s intent and carried at fair value. Unrealized holding gains and losses for trading securities are included in earnings.

Inventory — Inventory is carried at the lower of cost or market. Cost is determined by using the specific identification method. The Company periodically reviews the age and turnover of its inventory to determine whether any inventory has become obsolete or has declined in value, and charges to operations for known and anticipated inventory obsolescence. Inventory consists substantially of finished goods and is net of an allowance for slow-moving inventory of $156,871 and $203,704 at September 30, 2007 and December 31, 2006, respectively.

Intangible Assets — Include cost of patent applications that are deferred and charged to operations over their useful lives. The accumulated amortization is $1,004 and $629 at September 30, 2007 and December 31, 2006, respectively. Annual amortization expense of such intangible assets is expected to be $495 per year for the next five years.

Foreign-currency Transactions — Foreign-currency transactions are recorded in New Taiwan dollars (“NTD”) at the rates of exchange in effect when the transactions occur. Gains or losses resulting from the application of different foreign exchange rates when cash in foreign currency is converted into New Taiwan dollars, or when foreign-currency receivables or payables are settled, are credited or charged to income in the year of conversion or settlement. On the balance sheet dates, the balances of foreign currency assets and liabilities are restated at the prevailing exchange rates and the resulting differences are charged to current income except for those foreign currencies denominated investments in shares of stock where such differences are accounted for as translation adjustments under stockholders’ equity.

Translation Adjustment — The accounts of the Company was maintained, and its financial statements were expressed, in New Taiwan Dollar (“NTD”). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance SFAS No. 52, "Foreign Currency Translation", with the NTD as the functional currency. According to the Statement, all assets and liabilities are translated at the current exchange rate, stockholder's equity are translated at the historical rates and income statement items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income" as a component of shareholders’ equity.

As of September 30, 2007 and December 31, 2006 the exchange rates between the NTD and the USD ($) were NTD1=$0.03063 and NTD1=$0.03069, respectively. The weighted-average rates of exchange between NTD and USD were NTD1=$0.03031 and NTD1=$0.03086 for the nine months ended September 30, 2007 and September 30, 2006, respectively. Total translation adjustment recognized as of September 30, 2007 and December 31, 2006 is $289,094 and $213,824, respectively.

Recently Issued Accounting Pronouncements — In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, " Accounting for the Impairment or Disposal of Long-Lived Assets ", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement did not have a material effect on the Company's financial position or results of operations.

In March 2006, the FASB issued Statement No. 156, "Accounting for Servicing of Financial Assets”(“SFAS 156”), an amendment of FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement did not have a material effect on the Company's financial position or results of operations.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006, with earlier adoption permitted. The adoption of this statement did not have a material effect on the Company's financial position or results of operations.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurement, which provides guidance for applying the definition of fair value to various accounting pronouncements” (“SFAS 157”). SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the provisions of SFAS 157.

In September 2006, the FASB also issued Statement No. 158, “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”). SFAS 158 amends SFAS 87, 88, 106, and 132R, and requires employers to recognize the overfunded or underfunded status of defined benefit postretirement plans as an asset or liability in its statement of financial position. SFAS No. 158 is effective as of the end of fiscal years ending after December 15, 2006. SFAS 158 is not applicable to the Company, as it does not have a defined benefit pension plan. In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin 108 ("SAB 108"), considering the Effect of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements, that addresses how uncorrected errors in previous years should be considered when quantifying errors in the current year financial statements. SAB 108 is effective for fiscal years ending November 15, 2006 and, upon adoption, companies are allowed to record the effects as a cumulative-effect adjustment to retained earnings. The adoption of this statement did not have a material effect on the Company's financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “Fair Value Measurements”. This adoption of this statement is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

Results of Operations

Three Months Ended September 30, 2007 and September 30, 2006

Net Sales.   Net sales for the three months ended September 30, 2007 were $2,907,249 compared to $3,148,646 for the three months ended September 30, 2006. The decrease in net sales was due to a general decrease in business to existing customers, as compared to sales volume in the 2006 period, which was affected by the increased competition.

Cost of Sales.   Cost of sales for the three months ended September 30, 2007 was $1,897,694 or 65.3% of net sales, as compared to $1,954,056 or 62.1% of net sales, for the three months ended September 30, 2006. The increase in cost of sales as a percentage of net sales was due to an increase in purchase cost, which was affected by the increase in vendors’ manufacturing costs, especially the cost increase in materials, such as stainless steel.

Selling, General and Administrative Expenses . Selling, general and administrative expenses for the three months ended September 30, 2007 were $468,093 or 16.1% of net sales, as compared to $310,603 or 9.9% of net sales, for the three months ended September 30, 2006. The increase in selling, general and administrative expenses as a percentage of net sales was due to the decrease in sales, increases in traveling expenses, payroll expenses, and professional service fees.

Income from Operations . Income from operations for the three months ended September 30, 2007 was $ 541,462 as compared to $883,987 for the three months ended September 30, 2006. The decrease in income from operations for the three months ended September 30, 2007 compared with income from operations for the three months ended September 30, 2007 resulted primarily from a decrease in net sales and an increase in selling, general and administrative expenses as described above.

Other Income . Other income for the three months ended September 30, 2007 was $288,762 as compared to $111,030 for the three months ended September 30, 2006. This change was primarily attributable to the additional income recognized on a lawsuit settlement.

Net Income . Net income for the three months ended September 30, 2007 was $830,224 as compared to $995,017 for the three months ended September 30, 2006. The decrease in net income was due to the reasons described above.

Nine Months Ended September 30, 2007 and September 30, 2006

Net Sales . Net sales for the nine months ended September 30, 2007 were $7,820,401 compared to $12,837,880 for the nine months ended September 30, 2006. The decrease in net sales was due to a general decrease in business to existing customers, as compared to sales volume in the 2006 period, which was affected by the increased competition.

Cost of Sales . Cost of sales for the nine months ended September 30, 2007 was $5,161,989 or 66.0% of net sales, as compared to $9,226,621 or 71.9% of net sales, for the nine months ended September 30, 2006. The decrease in cost of sales as a percentage of net sales was due to that the Company had a fixed price purchase contract with one of its major vendor for Automated Optical Inspection (AOI) machines for the 2007 period. Therefore, the purchase cost remained relatively constant as compared to the increase in sales prices. The decrease in purchase cost as a percentage of sales for AOI machines was partially offset by an increase in purchase cost of other products, which was affected by the increase in vendors’ manufacturing costs, especially the cost increase in materials, such as stainless steel.

Selling, General and Administrative Expenses . Selling, general and administrative expenses for the nine months ended September 30, 2007 were $1,330,919 or 17.0% of net sales, as compared to $1,026,940 or 8.0% of net sales, for the nine months ended September 30, 2006. The increase in selling, general and administrative expenses as a percentage of net sales was due to the decrease in sales, increases in traveling expenses, payroll expenses, and professional service fees.

Income from Operations . Income from operations for the nine months ended September 30, 2007 was $ 1,327,493 as compared to $2,584,319, for the nine months ended September 30, 2006. The decrease in income from operations for the nine months ended September 30, 2007 compared with income from operations for the nine months ended September 30, 2007 resulted primarily from a decrease in net sales and an increase in selling, general and administrative expenses as described above.

Other Income . Other income for the nine months ended September 30, 2007 was $463,895 as compared to $386,345 for the nine months ended September 30, 2006. This change was primarily attributable to the additional income recognized on a lawsuit settlement.

Net Income . Net income for the nine months ended September 30, 2007 was 1,791,388 as compared to $2,970,664 for the nine months ended September 30, 2006. The decrease in net income was due to the reasons described above.

Years Ended December 31, 2006 and December 31, 2005

Net Sales . Net sales for the year ended December 31, 2006 were $13,782,980 compared to $17,309,701 for the year ended December 31, 2005. The decrease in net sales was due to a general decrease in business to existing customers, as compared to sales volume in the 2005 period.

Cost of Sales . Cost of sales for the year ended December 31, 2006 was $10,085,907 or 73.2% of net sales, as compared to $14,367,572 or 83.0% of net sales, for the year ended December 31, 2005. Cost of sales decreased by 9.8% as a percentage of net sales. The Company replaced a vendor of reflow soldering ovens with another in 2005. Since it was the first year business relationship with the new vendor, the purchase term was not as favorable. The Company was able to negotiate for better purchase prices with the vendor in 2006.

Selling, General and Administrative Expenses . Selling, general and administrative expenses for the year ended December 31, 2006 were $2,378,892 or 17.3% of net sales, as compared to $1,848,955 or 10.7% of net sales, for the year ended December 31, 2005. The increase in selling, general and administrative expenses was mainly due to the increase in employee bonus and professional service fees.

Income from Operations . Income from operations for the year ended December 31, 2006 was $ 1,318,181 as compared to $1,093,174, for the year ended December 31, 2005. The increase in income from operations for the year ended December 31, 2006 compared with income from operations for the year ended December 31, 2005 resulted primarily from a increase in sales margin, which was partially offset by an increase in selling, general and administrative expenses as described above.

Other Income . Other income for the year ended December 31, 2006 was $317,736 as compared to $377,310 for the year ended December 31, 2005. This change was primarily attributable to decrease in commission income and gain on currency exchange, which is partially offset by the increase in interest income and decease in loss on inventory value decline.

Net Income . Net income for the year ended December 31, 2006 was $1,635,916 as compared to $1,470,485 for the year ended December 31, 2005. The increase in net income was due to the reasons described above.

Liquidity and Capital Resources

Cash and cash equivalents were $5,673,891 at September 30, 2007 and $9,124,178 at December 31, 2006. Our total current assets were $14,294,402 at September 30, 2007 as compared to $12,035,540 at December 31, 2006. Our total current liabilities were $4,544,425 at September 30, 2007 as compared to $4,357,378 at December 31, 2006.

We had working capital at September 30, 2007 of $9,749,977 compared with working capital of $7,678,162 at December 31, 2006. This increase in working capital was due to increases in accounts receivable and in due from shareholders. During the nine months ended September 30, 2007, net cash used in operating activities was $991,877. Net cash used in investing activities was $272,031, and net cash provided by financing activities was $(4,609,566). Net change in cash and cash equivalents was $(3,450,287).

Capital Expenditure

Total capital expenditures during the nine months ended September 30, 2007 was $(10,883).

Current Exchange Fluctuations

As of September 30, 2007, the accounts of Omphalos, Inc. were maintained, and their financial statements were expressed, in New Taiwan Dollar (“NTD”). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance with Statement of Financial Accounts Standards (SFAS) No. 52, "Foreign Currency Translation", with the NTD as the functional currency. According to the Statement, all assets and liabilities were translated at the current exchange rate, stockholder's equity is translated at the historical rates and income statement items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income" as a component of shareholders’ equity.

As of September 30, 2007 and December 31, 2006 the exchange rates between the NTD and the USD ($) were NTD1=$0.03063 and NTD1=$0.03069, respectively. The weighted-average rates of exchange between NTD and USD were NTD1=$0.03031 and NTD1=$0.03086 for the nine months ended September 30, 2007 and September 30, 2006, respectively. Total translation adjustment recognized as of September 30, 2007 and December 31, 2006 is $289,094 and $213,824, respectively.

RISK FACTORS

An investment in our securities involves a high degree of risk. In determining whether to purchase our securities, you should carefully consider all of the material risks described below, together with the other information contained in this Current Report on Form 8-K before making a decision to purchase our securities. You should only purchase our securities if you can afford to suffer the loss of your entire investment.

RISKS RELATED TO OUR BUSINESS

The success of our business depends on our ability to successfully obtain a supply of merchandise for our buyers and to attract and retain active professional buyers to create sufficient demand for our sellers.

Our ability to increase our revenue and maintain profitability depends on whether we can successfully expand the supply of merchandise available for sale on our online marketplaces and attract and retain active professional buyers to purchase the merchandise. Our ability to attract sufficient quantities of suitable merchandise and new buyers will depend on various factors, some of which are out of our control. These factors include our ability to:

•	offer buyers a sufficient supply of merchandise;

•	develop and implement effective sales and marketing strategies;

•	comply with regulatory or corporate seller requirements affecting marketing and disposition of certain categories of merchandise;

•	efficiently catalogue, handle, store, ship and track merchandise; and

•	achieve high levels of seller and buyer satisfaction with the trading experience.

Omphalos is exposed to risks as a result of ongoing changes in the semiconductor and semiconductor-related industries.

The global industries in which we operate are characterized by ongoing changes, including: (1) higher capital requirements for building and operating new semiconductor and LCD fabrication plants and the resulting effect on customers’ ability to raise the necessary capital; (2) differing rates of market growth for, and capital investments by, various semiconductor device makers, such as memory (including NAND Flash and DRAM), logic and foundry, as well as LCD and solar manufacturers; (3) industry growth rates; (4) the increasing cost and decreasing affordability of research and development due to many factors, including decreasing linewidths, the increasing number of materials, applications and process steps, and the greater complexity of process development and chip design; (5) the increasing difficulty for customers to move from product design to volume manufacturing; (6) the importance of reducing the cost of system ownership, due in part to the increasing significance of consumer electronics as a driver for semiconductor and LCD demand and the related focus on lower prices; (7) varying levels of business information technology spending; (8) the heightened importance to customers of system reliability and productivity, and the effect on demand for systems as a result of their increasing productivity, device yield and reliability; (9) the growing types and varieties of semiconductors and expanding number of applications across multiple substrate sizes, resulting in customers’ divergent technical demands; (10) demand for shorter cycle times for the development, manufacture and installation of manufacturing equipment; (11) the challenge to semiconductor manufacturers of moving volume manufacturing from one technology node to the next smaller technology node, and the resulting impact on the technology transition rate and the rate of investment in capital equipment; (12) price trends for certain semiconductor devices and LCDs; (13) difficulties associated with transitioning to larger substrate sizes; and (14) the increasing importance of the availability of spare parts to assure maximum system uptime. If we do not successfully manage the risks resulting from the ongoing changes occurring in the semiconductor and semiconductor-related industries, its business, financial condition and results of operations could be materially and adversely affected.

The industries that Omphalos serves are volatile and unpredictable.

As a supplier to the global semiconductor, computer and related industries, we are subject to business cycles, the timing, length and volatility of which can be difficult to predict and which may vary by reportable segment. The industries have historically been cyclical due to sudden changes in customers’ manufacturing capacity requirements and spending, which depend in part on capacity utilization, demand for customers’ products, and inventory levels relative to demand. The effects on Omphalos of these changes in demand, including end-customer demand, are occurring more rapidly. These changes have affected the timing and amounts of customers’ purchases and investments in technology, and continue to affect our orders, net sales, gross margin, contributed profit and results of operations.

We must effectively manage our resources and production capacity to meet rapidly changing demand. During periods of decreasing demand for our products, we must be able to appropriately align its cost structure with prevailing market conditions, motivate and retain key employees, and effectively manage its supply chain. During periods of increasing demand, we must have sufficient manufacturing capacity and inventory to meet customer demand; attract, retain and motivate a sufficient number of qualified individuals; and effectively manage its supply chain. If we are not able to timely and appropriately adapt to changes in industry cycles, our business, financial condition or results of operations may be materially and adversely affected.

Omphalos is exposed to risks associated with a highly concentrated customer base in the semiconductor and flat panel display industries.

Our semiconductor and other customer base historically has been, and is becoming even more, highly concentrated. For the year ended December 31, 2006, three customers, each of whom accounted for more than 10% of Omphalos’s total revenues, represented approximately 74% of the its total revenues.   Orders from a relatively limited number of manufacturers have accounted for, and are expected to continue to account for, a substantial portion of our net sales. In addition, the mix and type of customers, and sales to any single customer, may vary significantly from quarter to quarter and from year to year. If customers do not place orders, or they delay or cancel orders, we may not be able to replace the business. As our products are configured to customer specifications, changing, rescheduling or canceling orders may result in significant, non-recoverable costs. Major customers may also seek, and on occasion receive, pricing, payment, intellectual property-related, or other commercial terms that are less favorable to us. In addition, certain customers have undergone significant ownership changes, have outsourced manufacturing activities, and/or have entered into strategic alliances or industry consortia that have increased the influence of key semiconductor manufacturers in technology decisions made by their partners, which may result in additional complexities in managing customer relationships and transactions. These factors could have a material, adverse effect on our business, financial condition and results of operations.

Omphalos is highly dependent on two suppliers.

For the year ended December 31, 2006, Omphalos obtained 98% of the equipment that it sells to its customers from only two vendors. If either one of these two vendors or both were to cease supplying us with products for any reason, this would force us to find alternative sources for our products. A change in suppliers could cause a delay in availability of products and a possible loss of sales, which could adversely affect operating results.

Manufacturing interruptions or delays could affect our ability to meet customer demand, while the failure to estimate customer demand accurately could result in excess or obsolete inventory.

Our business depends on its ability to supply equipment, services and related products that meet the rapidly changing technical and volume requirements of its customers, which depends in part on the timely delivery of parts, components and subassemblies (collectively, parts) from suppliers. Some key parts may be subject to long lead-times and/or obtainable only from a single supplier or limited group of suppliers, and some sourcing or subassembly is provided by suppliers in developing regions, including China. Significant interruptions of manufacturing operations or the delivery of services as a result of: (1) the failure or inability of suppliers to timely deliver quality parts; (2) volatility in the availability and cost of materials; (3) difficulties or delays in obtaining required export approvals; (4) information technology or infrastructure failures; (5) natural disasters (such as earthquakes, floods or storms); or (6) other causes (such as regional economic downturns, pandemics, political instability, terrorism, or acts of war), could result in delayed deliveries, manufacturing inefficiencies, increased costs or order cancellations. Moreover, if actual demand for our products is different than expected, we may purchase more/fewer parts than necessary or incur costs for canceling, postponing or expediting delivery of parts. Any or all of these factors could materially and adversely affect our business, financial condition and results of operations.

We may not be able to effectively manage our growth, which may harm our profitability.

Our strategy envisions expanding our business. If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

•	meet our capital needs;

•	expand our systems effectively or efficiently or in a timely manner;

•	allocate our human resources optimally; \

•	identify and hire qualified employees or retain valued employees; or

•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.

Loss of Sheng-Peir Yang, our Chief Executive Officer, could impair our ability to operate.

If we lose our key employee, Sheng-Peir Yang, our Chief Executive Officer, our business could suffer. Our success is highly dependent on our ability to attract and retain qualified technical and management personnel. We are highly dependent on our management. Mr. Yang has an employment agreement with the Company. However, the loss of Mr. Yang’s services could have a material adverse effect on our operations. If we were to lose this individual, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies. We do not have key-man life insurance in place for any person working for us.

Our management team does not have extensive experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our management team has had limited public company management experience or responsibilities. This could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis. There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

RISKS RELATED TO OUR COMMON STOCK

There has been a limited trading market for our common stock and no market.

It is anticipated that there will be a limited trading market for the Company's common stock on the National Association of Securities Dealers' ("NASD") Over-the-Counter Bulletin Board. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

You may have difficulty trading and obtaining quotations for our common stock.

The common stock may not be actively traded, and the bid and asked prices for our common stock on the NASD's Over-the-Counter Bulletin Board may fluctuate widely. As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of the common stock, and would likely reduce the market price of our common stock and hamper our ability to raise additional capital.

The market price of our common stock may, and is likely to continue to be, highly volatile and subject to wide fluctuations.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•
dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in the Offering and in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	announcements of new acquisitions, reserve discoveries or other business initiatives by our competitors;

•	our ability to take advantage of new acquisitions, reserve discoveries or other business initiatives;

•	fluctuations in revenue from our oil and gas business as new reserves come to market;

•	changes in the market for oil and natural gas commodities and/or in the capital markets generally;

•	changes in the demand for oil and natural gas, including changes resulting from the introduction or expansion of alternative fuels;

•	quarterly variations in our revenues and operating expenses;

•	changes in the valuation of similarly situated companies, both in our industry and in other industries;

•	changes in analysts’ estimates affecting our Company, our competitors and/or our industry;

•	changes in the accounting methods used in or otherwise affecting our industry;

•	additions and departures of key personnel;

•	announcements of technological innovations or new products available to the oil and gas industry;

•	announcements by relevant governments pertaining to incentives for alternative energy development programs;

•	fluctuations in interest rates and the availability of capital in the capital markets; and

•
significant sales of our common stock, including sales by the investors following registration of the shares of common stock issued in this Offering and/or future investors in future offerings we expect to make to raise additional capital.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operations and financial condition.

Our operating results may fluctuate significantly, and these fluctuations may cause our stock price to decline.

Our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses, including the coming to market of oil and natural gas reserves that we are able to develop, expenses that we incur, the prices of oil and natural gas in the commodities markets and other factors. If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the common stock.

Applicable SEC rules governing the trading of “penny stocks” limit the trading and liquidity of our common stock, which may affect the trading price of our common stock.

Shares of common stock may be considered a “penny stock” and be subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASD's automated quotation system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate such securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of February 5, 2008 with respect to the beneficial ownership of the Company’s outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (1)
Sheng-Peir Yang	55,347,485	61.3%

Chi Pi Yun	2,049,907	2.3%

Li Shen-Ren	4,099,814	4.5%

All officers and directors as a group (5 persons)	61,497,206	68.2%

* Denotes less than 1%

Beneficial ownership percentages gives effect to the completion of the Share Exchange, and are calculated based on shares of common stock issued and outstanding and is based on a total of 90,195,000 shares of common stock that were issued and outstanding as of February 5, 2008. Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of January 5, 2008. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable, unless otherwise noted in the applicable footnote.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding the Company's executive officers, directors and director nominees. Officers are elected annually by the Board of Directors. Each of the following officers and directors were elected on November 22, 2006.

Name	Age	Position
Sheng-Peir Yang	50	President and Director
Chi Pi Yun	36	Chief Financial Officer
Li Shen-Ren	44	Chief Operating Officer

Shen-Peir Yang, Chief Executive Officer

Mr. Yang has been President of Omphalos since 1991. He holds a degree in Mechanical Engineering from National Taipei University of Technology.

Chu Pi Yun, Chief Financial Officer

Ms. Yun has been with Omphalos since 2000. During that time she functioned in various accounting related positions. She was appointed our Chief Financial Officer in October 2007. Ms. Yun has done extensive accounting coursework.

Li Shen-Ren, Chief Operating Officer

Mr. Shen-Ren has been with Omphalos since 1997. He has worked primarily in sales and was appointed our Chief Operating Officer in 2007. He holds a degree from the Department of Mechanics at Taiwan Technical University.

Our directors and officers hold office until the earlier of their resignation, or removal or until their successors have been duly elected and qualified.

We have entered into the follow Employment Agreements:

•
Sheng-Peir Yang entered into an Employment Agreement (the “Agreement”) with Omphalos on November 30, 2007, to serve as the Company’s Chief Executive Officer for a term of 2 years at an annual salary of New Taiwan Dollars (“NTD”) 185,000 (approximately $4,433). Mr. Yang will have the right to subscribe to the Company’s stock, as well as receive other such benefits as may be made available from time to time by the Company. Mr. Yang will also be required to comply with the Non-Competition provision contained within the Agreement. Either party, with proper notice, may terminate the Agreement, and the Agreement will be governed and construed by the laws of the Republic of China.

•
Shen-Ren Li entered into an Employment Agreement (the “Agreement”) with Omphalos on November 30, 2007, to serve as the Company’s Chief Operating Officer for a term of 2 years at an annual salary of NTD96,000 (approximately $2,300). Mr. Li will have the right to subscribe to the Company’s stock, as well as receive other such benefits as may be made available from time to time by the Company. Mr. Li will also be required to comply with the Non-Competition provision contained within the Agreement. Either party, with proper notice, may terminate the Agreement, and the Agreement will be governed and construed by the laws of the Republic of China.

•
Pi-Yun Chu entered into an Employment Agreement (the “Agreement”) with Omphalos on November 30, 2007, to serve as the Company’s Chief Financial Officer for a term of 2 years at an annual salary of NTD55,200 (approximately $1,323). Mr. Chu will have the right to subscribe to the Company’s stock, as well as receive other such benefits as may be made available from time to time by the Company. Mr. Chu will also be required to comply with the Non-Competition provision contained within the Agreement. Either party, with proper notice, may terminate the Agreement, and the Agreement will be governed and construed by the laws of the Republic of China.

Item 3.02 Unregistered Sales of Equity Securities

See Item 2.01 above.

Item 5.01 Changes in Control of Registrant.

See Items 1.01 and 2.01 above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 2.01 above.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

OMPHALOS CORP., OMPHALOS CORP. (B.V.I.),
ALL FINE TECHNOLOGY CO., LTD.,
AND ALL FINE TECHNOLOGY CO., LTD. (B.V.I.)

COMBINED FINANCIAL STATEMENTS FOR THE YEARS ENDED
DECEMBER 31, 2006 AND 2005 AND
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONDENSED COMBINED FINANCIAL STATEMENTS
SEPTEMBER 30, 2007

CONTENTS
Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1

FINANCIAL STATEMENTS

Combined Balance Sheets	F-2 - F-3

Combined Statements of Income	F-4

Combined Statements of Changes in Shareholders' Equity and Comprehensive Income	F-5

Combined Statements of Cash Flows	F-6

Notes to Combined Financial Statements	F-7 - F-17

CONTENTS

Page
Condensed Combined Balance Sheets	F-18 -F-19

Condensed Combined Statements of Income	F-20

Condensed Combined Statements of Cash Flows	F-21

Notes to Combined Financial Statements	F-22- F-26

ii

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Omphalos Corp., Omphalos Corp.(B.V.I.),
All Fine Technology Co., Ltd., and All Fine Technology Co., Ltd.(B.V.I.)

We have audited the accompanying combined balance sheets of Omphalos Corp., Omphalos Corp. (B.V.I.),
All Fine Technology Co., Ltd., and All Fine Technology Co., Ltd.(B.V.I.) as of December 31, 2006 and 2005, and the related combined statements of income, shareholders’ equity and comprehensive income (loss), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the combined financial position of Omphalos Corp., Omphalos Corp. (B.V.I.), All Fine Technology Co., Ltd., and All Fine Technology Co., Ltd.(B.V.I.) as of December 31, 2006 and 2005, and the combined results of their operations and their combined cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Simon & Edward, LLP

City of Industry, California
March 15, 2007

OMPHALOS CORP., OMPHALOS CORP. (B.V.I.),
ALL FINE TECHNOLOGY CO., LTD.,
AND ALL FINE TECHNOLOGY CO., LTD. (B.V.I.)
COMBINED BALANCE SHEETS
December 31, 2006 and 2005

	2006	2005
Assets
Current Assets
Cash and cash equivalents	$9,124,178	$8,102,156
Accounts receivable, net	1,795,676	5,733,419
Inventory, net	941,986	1,381,460
Prepaid and other current assets	93,213	141,079
Advances to shareholders	-	62,798
Short-term investments	80,487	77,735
Total current assets	12,035,540	15,498,647

Leasehold Improvements and Equipment, net	196,061	209,217

Intangible assets, net	20,375	20,708
Deposits	11,601	11,506
Long-term investments	1,902,166	1,344,465

Total Assets	$14,165,743	$17,084,543

The Accompanying Notes Are an Integral Part of the Financial Statements.

OMPHALOS CORP., OMPHALOS CORP. (B.V.I.),
ALL FINE TECHNOLOGY CO., LTD.,
AND ALL FINE TECHNOLOGY CO., LTD. (B.V.I.)
COMBINED BALANCE SHEETS
December 31, 2006 and 2005

	2006	2005
Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$3,194,389	$8,389,573
Accrued salaries and bonus	1,057,659	527,188
Accured expenses	58,332	47,761
Customer deposits	-	733
Advances from shareholders	46,998	-
Total current liabilities	4,357,378	8,965,255

Lont-term notes payable	-	10,246

Commitments and contingencies

Shareholders' Equity
Capital contribution	434,215	434,215
Subscription receivable	(100,000)	(100,000)
Other comprehensive income	213,824	150,417
Retained Earnings	9,260,326	7,624,410
Total shareholders' equity	9,808,365	8,109,042

Total Liabilities and Shareholders' Equity	$14,165,743	$17,084,543

The Accompanying Notes Are an Integral Part of the Financial Statements.

OMPHALOS CORP., OMPHALOS CORP. (B.V.I.),
ALL FINE TECHNOLOGY CO., LTD.,
AND ALL FINE TECHNOLOGY CO., LTD. (B.V.I.)
COMBINED STATEMENTS OF INCOME
For the Years Ended December 31, 2006 and 2005

	2006	2005
Net sales	$13,782,980	$17,309,701
Cost of sales	10,085,907	14,367,572
Gross profit	3,697,073	2,942,129

Selling, general and administrative expenses	2,378,892	1,848,955

Income from operations	1,318,181	1,093,174

Other income (expenses)
Commission income	24,175	181,025
Rental income	332	337
Interest expense	-	(3,512)
Interest income	266,076	175,289
Loss due to inventory value decline	(53,105)	(194,463)
Gain on foreign currency exchange	76,257	228,833
Gain on investment	2,118	3,627
Miscellaneous income (expenses)	1,881	(13,825)
Total other income	317,736	377,310

Income before provision for income taxes	1,635,916	1,470,485

Provision for income taxes	-	-

Net Income	$1,635,916	$1,470,485

The Accompanying Notes Are an Integral Part of the Financial Statements.

OMPHALOS CORP., OMPHALOS CORP. (B.V.I.),
ALL FINE TECHNOLOGY CO., LTD.,
AND ALL FINE TECHNOLOGY CO., LTD. (B.V.I.)
COMBINED STATEMENTS OF SHAREHOLDERS’ EQUITY AND COMPREHENSIVE INCOME
For the Years Ended December 31, 2006 and 2005

	Capital	Retained	Subscription	Comprehensive
	Contribution	Earning	Receivable	Income (Loss)	Total
Balance at January 1, 2005	$384,215	$6,153,925	$(50,000)	$368,910	$6,857,050
Capital contribution	50,000		(50,000)		-
Translation adjustment				(218,493)	(218,493)
Net income	-	1,470,485		-	1,470,485
Balance at December 31, 2005	434,215	7,624,410	(100,000)	150,417	8,109,042
Translation adjustment				63,407	63,407
Net income	-	1,635,916		-	1,635,916
Balance at December 31, 2006	$434,215	$9,260,326	$(100,000)	$213,824	$9,808,365

The Accompanying Notes Are an Integral Part of the Financial Statements.

OMPHALOS CORP., OMPHALOS CORP. (B.V.I.),
ALL FINE TECHNOLOGY CO., LTD.,
AND ALL FINE TECHNOLOGY CO., LTD. (B.V.I.)
COMBINED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2006 and 2005

	2006	2005
Cash flows from operating activities
Net income	$1,635,916	$1,470,485
Adjustments to reconcile net income to net cash provided by
operating activities:
Amortization and depreciation	15,407	31,245
Loss due to inventory value decline	13,936	194,463
Foreign currency exchange (gains)	(76,257)	(228,833)
Changes in assets and liabilities:
(Increase) Decrease in accounts receivable	3,992,622	(3,173,008)
(Increase) Decrease in inventory	437,765	(310,293)
Decrease in prepaid and other assets	49,121	130,726
Increase (Decrease) in accounts payable	(5,274,379)	4,972,462
Increase (Decrease) in accrued expenses	536,628	(436,829)
Increase (Decrease) in other long-term liabilities	(10,350)	10,492
Net cash provided by operating activities	1,320,409	2,660,910

Cash flows from investing activities
Acquisition of equipment	-	(7,391)
Acquisition of intangible assets	-	(21,332)
Purchases of investments	(549,846)	(41,271)
Net cash (used in) investing activities	(549,846)	(69,994)

Cash flows from financing activities
Loans from (repayment to) related parties	110,528	(64,304)
Net cash provided by (used in) financing activities	110,528	(64,304)

Effect of exchange rate changes on cash and cash equivalents	140,931	15,066

Net increase in cash and cash equivalents	1,022,022	2,541,677

Cash and cash equivalents
Beginning	8,102,156	5,560,479
Ending	$9,124,178	$8,102,156

Supplemental disclosure of cash flows
Cash paid during the year for:
Interest expense	$-	$3,512
Income tax	$-	$-

Supplemental disclosure of noncash financing activity
Subscription receivable from issuance of stocks	$-	$50,000

The Accompanying Notes Are an Integral Part of the Financial Statements.

OMPHALOS CORP., OMPHALOS CORP. (B.V.I.), ALL FINE TECHNOLOGY CO., LTD.,
AND ALL FINE TECHNOLOGY CO., LTD. (B.V.I.)
NOTES TO COMBINED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2006 AND 2005

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization — Omphalos Corp. was incorporated on February 13, 1991 under the laws of Republic of China. Omphalos Corp. (B.V.I.) was incorporated on October 30, 2001 under the laws of the British Virgin Islands. All Fine Technology Co., Ltd. was incorporated on March 23, 2004 under the laws of Republic of China. All Fine Technology Co., Ltd. (B.V.I.) was incorporated on February 2, 2005 under the laws of the British Virgin Islands. Omphalos Corp., Omphalos Corp. (B.V.I.), All Fine Technology Co., Ltd., and All Fine Technology Co., Ltd.(B.V.I.) (collectively the “Company”) supply a wide range of equipments and parts including reflow soldering ovens and automated optical inspection machines for printed circuit board (PCB) manufacturers in Taiwan and China.

Basis of Combination — The combined financial statements include the accounts of Omphalos Corp., Omphalos Corp. (B.V.I.), All Fine Technology Co., Ltd., and All Fine Technology Co., Ltd.(B.V.I.). These companies are under common control and ownership. All significant intercompany accounts and transactions are eliminated.

  Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Contingencies — Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company's management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company's legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company's financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash Equivalents, Investments, and Long-term Investments — Cash equivalents are included at cost, which approximates market. At December 31, 2006, the Company’s cash equivalents were held primarily by three financial institutions. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents, while those having original maturities in excess of three months are classified as investments or as long-term investments when maturities are in excess of one year. Investment and long-term investments consist of certificates of deposit (CDs) and marketable securities.

At the date of acquisition of an investment security, management designates the security as belonging to a trading portfolio, an available-for-sale portfolio, or a held-to-maturity portfolio. Currently, the Company holds no securities designated as held-to-maturity or available-for-sale. All investment securities are classified as trading   according to management’s intent and carried at fair value. Unrealized holding gains and losses for trading securities are included in earnings.

Accounts Receivable — Accounts receivable are carried at original invoice amount less an estimate for doubtful receivables based on a review of all outstanding amounts at year end. Management determines the allowance for doubtful accounts by using historical experience applied to an aging of accounts. Trade receivables are written off when deemed uncollectible. Recoveries of trade receivables previously written off are recorded when received.

Inventory — Inventory is carried at the lower of cost or market. Cost is determined by using the specific identification method. The Company periodically reviews the age and turnover of its inventory to determine whether any inventory has become obsolete or has declined in value, and charges to operations for known and anticipated inventory obsolescence. Inventory consists substantially of finished goods and is net of an allowance for slow-moving inventory of $203,704 and $189,909 at December 31, 2006 and 2005, respectively.

Property and Equipment — Property and equipment are recorded at cost, less accumulated depreciation. Depreciation is computed on the straight-line method over the estimated useful lives of the related assets as follows:

Automobile	5 years
Furniture and fixtures	3 years
Machinery and equipment	3 to 5 years
Leasehold improvements	55 years

Expenditures for major renewals and betterment that extend the useful lives of property and equipment are capitalized. Expenditures for repairs and maintenance are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the asset and accumulated depreciation are removed from the accounts and the resulting profit or loss is reflected in the statement of income for the period.

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Other Intangible Assets — Other intangible assets consist of patents and are accounted for at historical costs. The Company amortizes other intangible assets over their useful lives, as applicable.

Effective July 2002, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." The adoption of SFAS No. 142 requires an initial impairment assessment involving a comparison of the fair value of trademarks, patents and other intangible assets to current carrying value. No impairment loss was recognized for the year ended December 31, 2006. Patents, trademarks, and other intangible assets determined to have indefinite useful lives are not amortized. The Company tests such intangible assets with indefinite useful lives for impairment annually, or more frequently if events or circumstances indicate that an asset might be impaired. Trademarks, patents, and other intangible assets determined to have definite lives are amortized over their useful lives or the life of the trademark and other intangible asset, whichever is less.

Revenue Recognition — The Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, Revenue Recognition ("SAB104"), which superceded Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements ("SAB101"). SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and services performed and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or service has not been performed or is subject to refund until such time that the Company and the customer jointly determine that the product or service has been delivered or performed or no refund will be required.

The Company derives revenues from the sale of equipments and parts to customers. The Company recognizes this revenue when title passes to and the risks and rewards of ownership have transferred to the customer based on the terms of the sales, and is recorded net of returns, discounts and allowances. Shipping and handling charges to customers are included in net sales. Shipping and handling charges incurred by the Company are included in cost of good sold.

SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), Multiple-Deliverable Revenue Arrangements. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's financial position and results of operations was not significant.

Research and Development Expenses — Research and development costs are generally expensed as incurred.

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Warranty Costs — Substantially all of the Company’s equpiments are sold with a one- to two-year warranty. The Company periodically assesses the adequacy of its recorded warranty accrual and adjusts the amounts as necessary. The Company estimates its warranty costs based on historical warranty claim experience and applies this estimate to the revenue stream for products under warranty. Future costs for warranties applicable to revenue recognized in the current period are charged to cost of revenue. The warranty accrual is reviewed quarterly to verify that it properly reflects the remaining obligation based on anticipated expenditures over the balance of the obligation period. Adjustments are made when accrual warranty claim experience differs from estimate.

To date, warranty costs incurred have been minimal in relation to the volume of revenues and have been within management’s expectation.

Income Taxes — Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements.

Deferred income tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective income tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled as prescribed in SFAS No. 109. A valuation allowance is established against deferred tax assets if it is more likely than not that all, or some portion, of such assets will not be realized.

Stock Based Compensation — The Company adopted Statement of Financial Accounting Standards No 123(R), “Share-Based Payments” (“SFAS No. 123R”) effective January 1, 2006. SFAS No. 123R amends existing accounting pronouncements for share-based payment transactions in which an enterprise receives employee and certain non-employee services in exchange for (a) equity instruments of the enterprise or (b) liabilities that are based on the fair value of the enterprise’s equity instruments or that may be settled by the issuance of such equity instruments. SFAS No. 123R generally requires such transactions be accounted for using a fair-value-based method. The Company does not have any awards of stock-based compensation issued and outstanding at December 31, 2006 and 2005.

Impairment of Long-Lived Assets — The Company adopted SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets", effective December 15, 2001. The Company periodically evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. If the estimated future cash flows (undiscounted and without interest charges) from the use of an asset were less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

The assumptions used by management in determining the future cash flows are critical. In the event these expected cash flows are not realized, future impairment losses may be recorded. Management has determined that no impairments of long-lived assets currently exist.

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations—

Credit Risk : Financial instruments that subject the Company to credit risk consist primarily of trade accounts receivable and investments. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential credit losses. The Company regularly evaluates securities to determine whether there has been any diminution in value that is deemed to be other than temporary.

Customers: The Company sells equipments and parts to printed circuit board (PCB) manufacturers in Taiwan and China. The Company performs ongoing credit evaluations of its customers’ financial condition and generally, requires no collateral. For the year ended December 31, 2006, three customers, each of who accounted for more than 10% of the Company’s total revenues, represented approximately 74% of the its total revenues, and 72% of accounts receivable in aggregate at December 31, 2006. For the year ended December 31, 2005, four customers, each of who accounted for more than 10% of the Company’s total revenues, represented approximately 85% of the its total revenues, and 89% of accounts receivable in aggregate at December 31, 2005.

Suppliers:   For the year ended December 31, 2006, 98% of the Company’s inventory is purchased from two vendors. Management believes other vendors could supply similar products, but their terms may not be as favorable as currently being offered by these vendors. A change in suppliers, however, could cause a delay in availability of products and a possible loss of sales, which could adversely affect operating results.

Foreign-currency Transactions — Foreign-currency transactions are recorded in New Taiwan dollars (“NTD”) at the rates of exchange in effect when the transactions occur. Gains or losses resulting from the application of different foreign exchange rates when cash in foreign currency is converted into New Taiwan dollars, or when foreign-currency receivables or payables are settled, are credited or charged to income in the year of conversion or settlement. On the balance sheet dates, the balances of foreign-currency assets and liabilities are restated at the prevailing exchange rates and the resulting differences are charged to current income except for those foreign currency denominated investments in shares of stock where such differences are accounted for as translation adjustments under stockholders’ equity.

Translation Adjustment — The accounts of the Company was maintained, and its financial statements were expressed, in New Taiwan Dollar (“NTD”). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance SFAS No. 52, "Foreign Currency Translation", with the NTD as the functional currency. According to the Statement, all assets and liabilities are translated at the current exchange rate, stockholder's equity are translated at the historical rates and income statement items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income" as a component of shareholders’ equity.

As of December 31, 2006 and December 31, 2005 the exchange rates between the NTD and the USD ($) were NTD1=$0.03069 and NTD1=$0.03044, respectively. The weighted-average rates of exchange between NTD and USD were NTD1=$0.03075 and NTD1=$0.03117 for the years ended December 31, 2006 and December 31, 2005, respectively. Total translation adjustment recognized as of December 31, 2006 and December 31, 2005 is $213,824 and $150,417, respectively.

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Statement of Cash Flows — In accordance with SFAS No. 95, "Statement of Cash Flows", cash flows from the Company's operations are based upon the local currencies. As a result, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

Comprehensive Income — Comprehensive income includes accumulated foreign currency translation gains and losses. The Company has reported the components of comprehensive income on its statements of stockholders’ equity and comprehensive income (loss).

Fair Value of Financial Instruments — The carrying amounts of cash and cash equivalents, accounts receivable, deposits and accounts payable approximate their fair value because of the short maturity of those instruments.

The carrying amounts of the Company's long-term debt approximate their fair value because of the short maturity and/or interest rates which are comparable to those currently available to the Company on obligations with similar terms.

Recently Issued Accounting Pronouncements — In May 2005, the FASB issued Statement No. 154, "Accounting Changes and Error Corrections" ("SFAS 154"), a replacement of Accounting Principles Board Opinion No. 20, "Accounting Changes", and Statement No. 3, "Reporting Accounting Changes in Interim Financial Statements". SFAS 154 changes the requirements for the accounting for, and reporting of, a change in accounting principle. Previously, voluntary changes in accounting principles were generally required to be recognized by way of a cumulative effect adjustment within net income during the period of the change. SFAS 154 requires retrospective application to prior periods' financial statements, unless it is impracticable to determine either the period of specific effects or the cumulative effect of the change. SFAS 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005; however, the statement does not change the transition provisions of any existing accounting pronouncements. The Company does not believe adoption of SFAS 154 will have a material effect on its financial position, cash flows or results of operations.

In February 2006, the FASB issued Statement No. 155, "Accounting for Certain Hybrid Financial Instruments" ("SFAS 155"), which amends Statement No. 133, "Accounting for Derivatives Instruments and Hedging Activities" ("SFAS 133") and Statement No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities" ("SFAS 140"). SFAS 155 amends SFAS 133 to narrow the scope exception for interest-only and principal-only strips on debt instruments to include only such strips representing rights to receive a specified portion of the contractual interest or principle cash flows. SFAS 155 also amends SFAS 140 to allow qualifying special-purpose entities to hold a passive derivative financial instrument pertaining to beneficial interests that itself is a derivative instruments. The Company is currently evaluating the impact this new Standard, but believes that it will not have a material impact on the Company's financial position.

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements (Continued)—

In March 2006, the FASB issued Statement No. 156, "Accounting for Servicing of Financial Assets” (“SFAS 156”), an amendment of FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. This adoption of this statement is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006, with earlier adoption permitted. The company is currently evaluating the provisions of FIN 48.

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurement, which provides guidance for applying the definition of fair value to various accounting pronouncements” (“SFAS 157”). SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the provisions of SFAS 157.

In September 2006, the FASB also issued Statement No. 158, “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”). SFAS 158 amends SFAS 87, 88, 106, and 132R, and requires employers to recognize the overfunded or underfunded status of defined benefit postretirement plans as an asset or liability in its statement of financial position. SFAS No. 158 is effective as of the end of fiscal years ending after December 15, 2006. SFAS 158 is not applicable to the Company, as it does not have a defined benefit pension plan.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin 108 ("SAB 108"), considering the Effect of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements, that addresses how uncorrected errors in previous years should be considered when quantifying errors in the current year financial statements. SAB 108 is effective for fiscal years ending November 15, 2006 and, upon adoption, companies are allowed to record the effects as a cumulative-effect adjustment to retained earnings. The Company will adopt SAB 108 for its fiscal year ending December 31, 2006 and is assessing what impact, if any, the adoption of SAB 108 will have on its financial position and results of operations.

2.	PROPERTY AND EQUIPMENT

The following is a summary of the Company’s property and equipment for the years ended December 31:

	2006	2005
Automobiles	$29,156	$28,918
Building and fixtures	147,890	146,685
Machinery and equipment	49,709	49,304
Leashold improvements	3,560	3,530
Land	78,506	77,867
	308,821	306,304
Less: accumulated depreciation	(112,760)	(97,088)

Property and equipment, net	$196,061	$209,217

3.	OTHER INTANGIBLE ASSETS

The following reconciliation of other intangible assets is as follows:
	Gross Carrying Value	Accumulated Amortization
Patents	$21,004	$629

Amortization of intangible assets was $504 and $125 for the year ended December 31, 2006 and 2005, respectively.

Estimated amortization expense for the years ending December 31 is as follows:

2007	$504
2008	$504
2009	$504
2010	$504
2011	$504

4.	INCOME TAXES

Income before income taxes for the years ended December 31, 2006 and 2005 includes the results of operations of Taiwan and BVI. Omphalos Corp. (B.V.I.) and All Fine Technology Co., Ltd. (B.V.I.) are incorporated in British Virgin Islands and are not required to pay income tax. Omphalos Corp. and All Fine Technology Co., Ltd. are incorporated in Taiwan and are subject to Taiwan tax law. The provision for income taxes calculated at the statutory rates in the combined statements of income is as follows for the years ended December 31:

	2006	2005
Current provision:
Computed (provision for) income taxes at statutory rates in BVI	$-	$-
Computed (provision for) income taxes at statutory rates in Taiwan	-	-
Total current provision	-	-

Deferred provision:	-	-
BVI	-	-
Taiwan	-
Valuation allowance	-	-
Total deferred provision	-	-
Provision for income taxes	$-	$-

Deferred tax assets and liabilities are measured based on the difference between the financial statement and tax bases of assets and liabilities at the applicable tax rates. There were no significant components of the deferred tax for the years ended December 31, 2006 and 2005.

5.	RELATED-PARTY TRANSACTIONS

Operating Leases --- The Company leases its facility from a shareholder under an operating lease agreement which expires on December 31, 2007. The monthly base rent is approximately $2,200. Rent expense under this lease agreement amounted to approximately $26,000 and $26,000 for the years ended December 31, 2006 and 2005, respectively.

Approximately future minimum annual obligations under the above operating lease at December 31, 2006 are as follows:

2007	$26,000
Total	$26,000

Advances to / from Shareholders - The advances to or from shareholders are non-interest bearing and without fixed terms of repayment.

6.	COMPENSATED ABSENCES

Employees earn annual vacation leave at the rate of seven days per year for the first year. Upon completion of the first year of employment, employees earn one additional day for each additional year. At termination, employees are paid for any accumulated annual vacation leave. As of December 31, 2006, vacation liability existed in the amount of $3,371.

7.	OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income (loss), included in stockholders' equity, at December 31, 2006 and 2005 are as follows:

	Foreign Currency	Accumulated Other
	Translation Adjustment	Comprehensive Income
Balance at January 1, 2005	$368,910	$368,910
Change for 2005	(218,493)	$(218,493)
Balance at December 31, 2005	150,417	150,417
Change for 2006	63,407	63,407
Balance at December 31, 2006	$213,824	$213,824

8.	PENSION PLAN

Omphalos Corp. (Taiwan) and All Fine Technology Co., Ltd. (Taiwan) were required to make monthly contributions, equal to 2% of salaries and wages, to a pension fund that is administered by a pension fund monitoring committee and deposited in the Central Trust of China in the Republic of China (Taiwan).

Taiwan has a new pension scheme law effective July 1, 2005. The new pension scheme is a defined contribution scheme. All new employees who joined Omphalos Corp. (Taiwan) and All Fine Technology Co., Ltd. (Taiwan) after July 1, 2005 must participate in the new scheme. Existing employees can choose to stay with the old scheme or to join the new scheme. Under the new scheme, Omphalos Corp. (Taiwan) and All Fine Technology Co. (Taiwan) are required to contribute 6% of the employees’ salary into employees’ own pension fund accounts managed by the government.

Contributions to the pension plan totaled $20,073 and $9,218 for the years ended December 31, 2006 and 2005, respectively.

9.	COMMITMENTS

Letter of Credit -Inventory - At December 31, 2006, the Company has an outstanding irrevocable letter of credit in the amount of JPY ¥ 7,600,000 or $63,840. This letter of credit, which has term of three months, collateralizes the Company’s obligation to a third party for the purchase of inventory. The fair value of this letter of credit approximates contract values based on the nature of the fee arrangements with the issuing bank.

Operating Leases - The Company leases office facilities (Note 5), warehouses, and certain equipments under operating leases that expire through 2008. Rental expense for these leases was $64,704 and $86,481 for the years ended December 31, 2006 and 2005, respectively. Future minimum lease commitments on non-cancelable operating leases are as follows:

For the year ended
December 31,	Amount
2007	$54,394
2008	1,440

Total	$55,834
******

ALL FINE TECHNOLOGY CO., LTD. (B.V.I.),
OMPHALOS CORP. (B.V.I.) AND ITS SUBSIDIARIES
CONDENSED COMBINED BALANCE SHEETS
(Unaudited)

	September 30, 2007	December 31, 2006
Assets
Current Assets
Cash and cash equivalents	$5,673,891	$9,124,178
Accounts receivable, net	3,234,455	1,795,676
Inventory, net	644,055	941,986
Prepaid and other current assets	130,676	93,213
Due from shareholders	4,611,325	-
Short-term investments	-	80,487
Total current assets	14,294,402	12,035,540

Leasehold Improvements and Equipment, net	13,543	196,061

Intangible assets, net	23,177	20,375
Deposits	3,676	11,601
Long-term investments	1,600,435	1,902,166

Total Assets	$15,935,233	$14,165,743

The Accompanying Notes Are an Integral Part of the Financial Statements.

ALL FINE TECHNOLOGY CO., LTD. (B.V.I.),
OMPHALOS CORP. (B.V.I.) AND ITS SUBSIDIARIES
CONDENSED COMBINED BALANCE SHEETS
(Unaudited)

	September 30, 2007	December 31, 2006
Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable	$4,428,871	$3,194,389
Accrued salaries and bonus	39,490	1,057,659
Accured expenses	76,064	58,332
Advances from shareholders	-	46,998
Total current liabilities	4,544,425	4,357,378

Shareholders' Equity
Capital contribution	100,000	434,215
Subscription receivable	-	(100,000)
Other comprehensive income	239,094	213,824
Retained earnings	11,051,714	9,260,326
Total shareholders' equity	11,390,808	9,808,365

Total Liabilities and Shareholders' Equity	$15,935,233	$14,165,743

The Accompanying Notes Are an Integral Part of the Financial Statements.

ALL FINE TECHNOLOGY CO., LTD. (B.V.I.),
OMPHALOS CORP. (B.V.I.) AND ITS SUBSIDIARIES
CONDENSED COMBINED STATEMENTS OF INCOME
For the Nine Months Ended September 30, 2007 and 2006
(Unaudited)

	Nine Months Ended		Three Months Ended
	September 30, 2007	September 30, 2006	September 30, 2007	September 30, 2006
Net sales	$7,820,401	12,837,880	$2,907,249	$3,148,646
Cost of sales	5,161,989	9,226,621	1,897,694	1,954,056
Gross Profit	2,658,412	3,611,259	1,009,555	1,194,590

Selling, general and administrative expenses	1,330,919	1,026,940	468,093	310,603

Income from operations	1,327,493	2,584,319	541,462	883,987

Other income
Interest income	139,044	150,786	23,476	48,274
Gain (loss) on foreign currency exchange	(111,706)	191,183	(132,520)	39,713
Gain on investment	57,179	33,384	18,756	14,811
Loss on sale of property	-	-	2,527	-
Income from lawsuit settlement	376,398	-	376,398	-
Miscellaneous income	2,980	10,992	125	8,232
Total other income	463,895	386,345	288,762	111,030

Income before provision for income taxes	1,791,388	2,970,664	830,224	995,017

Provision for income taxes	-	-	-	-

Net Income	$1,791,388	$2,970,664	$830,224	$995,017

The Accompanying Notes Are an Integral Part of the Financial Statements.

ALL FINE TECHNOLOGY CO., LTD. (B.V.I.),
OMPHALOS CORP. (B.V.I.) AND ITS SUBSIDIARIES
CONDENSED COMBINED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September 30, 2007 and 2006
(Unaudited)

	September 30, 2007	September 30, 2006
Cash flows from operating activities
Net income	$1,791,388	$2,970,664
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	9,974	11,806
Loss on sale of property	2,527	-
Foreign currency exchange loss (gains)	111,706	(191,183)
Changes in assets and liabilities:
(Increase) Decrease in accounts receivable	(1,427,222)	284,538
Decrease in inventory	292,997	409,177
(Increase) Decrease in prepaid and other assets	(29,432)	50,565
Increase (Decrease) in accounts payable	1,227,765	(1,998,125)
(Decrease) in accrued expenses	(987,826)	(531,221)
Increase in other long-term liabilities	-	3,722
Net cash provided by operating activities	991,877	1,009,943

Cash flows from investing activities
Capital contribution	96,598	(65,167)
Redemption (purchase) of investments	374,390	-
Purchase of equipment	(10,883)	-
Proceeds received from disposition of equipment	115,026	-
Investments in subsidiaries	(303,100)	-
Purchases of investments	-	-
Net cash provided by (used in) investing activities	272,031	(65,167)

Cash flows from financing activities
Loans from (repayment to) related parties	(4,609,566)	178,571
Net cash provided by (used in) financing activities	(4,609,566)	178,571

Effect of exchange rate changes on cash and cash equivalents	(104,629)	108,451

Net increase (decrease) in cash and cash equivalents	(3,450,287)	1,231,798

Cash and cash equivalents
Beginning	9,124,178	8,102,156
Ending	$5,673,891	$9,333,954

Supplemental disclosure of cash flows
Cash paid during the period for:
Interest expense	$-	$-
Income tax	$-	$-

The Accompanying Notes Are an Integral Part of the Financial Statements.

ALL FINE TECHNOLOGY CO., LTD. (B.V.I.),
OMPHALOS CORP. (B.V.I.) AND ITS SUBSIDIARIES
NOTES TO THE UNAUDITED CONDENSED COMBINED FINANCIAL STATEMENTS
September 30, 2007

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation — The accompanying unaudited condensed combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”) Item 310 of Regulation S-B and generally accepted accounting principles for interim financial reporting. Accordingly, they do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for fair presentation have been included. Operating results for the nine-month period ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ended December 31, 2007.

Organization — Omphalos Corp. was incorporated on February 13, 1991 under the laws of Republic of China. Omphalos Corp. (B.V.I.) was incorporated on October 30, 2001 under the laws of the British Virgin Islands. All Fine Technology Co., Ltd. was incorporated on March 23, 2004 under the laws of Republic of China. All Fine Technology Co., Ltd. (B.V.I.) was incorporated on February 2, 2005 under the laws of the British Virgin Islands. These companies are under common control and ownership.

On July 4, 2007, Omphalos Corp. (B.V.I,) acquired both All Fine Technology Co., Ltd. and Omphals Corp as wholly owned subsidiaries.

Omphalos Corp., Omphalos Corp. (B.V.I.), All Fine Technology Co., Ltd., and All Fine Technology Co., Ltd.(B.V.I.) (collectively the “Company”) supply a wide range of equipments and parts including reflow soldering ovens and automated optical inspection machines for printed circuit board (PCB) manufacturers in Taiwan and China.

Basis of Consolidation / Combination — The combined financial statements include the accounts of All Fine Technology Co., Ltd. (B.V.I.) and Omphalos Corp. (B.V.I.) and its wholly owned subsidiaries. All significant intercompany accounts and transactions are eliminated.

Use of Estimates — The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash Equivalents, Investments, and Long-term Investments — Cash equivalents are included at cost, which approximates market. At September 30, 2007, the Company’s cash equivalents were held primarily by three financial institutions. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents, while those having original maturities in excess of three months are classified as investments or as long-term investments when maturities are in excess of one year. Investment and long-term investments consist of certificates of deposit (CDs) and marketable securities.

At the date of acquisition of an investment security, management designates the security as belonging to a trading portfolio, an available-for-sale portfolio, or a held-to-maturity portfolio. Currently, the Company holds no securities designated as held-to-maturity or available-for-sale. All investment securities are classified as trading according to management’s intent and carried at fair value. Unrealized holding gains and losses for trading securities are included in earnings.

Inventory — Inventory is carried at the lower of cost or market. Cost is determined by using the specific identification method. The Company periodically reviews the age and turnover of its inventory to determine whether any inventory has become obsolete or has declined in value, and charges to operations for known and anticipated inventory obsolescence. Inventory consists substantially of finished goods and is net of an allowance for slow-moving inventory of $156,871 and $203,704 at September 30, 2007 and December 31, 2006, respectively.

Intangible Assets —Include cost of patent applications that are deferred and charged to operations over their useful lives. The accumulated amortization is $1,004 and $629 at September 30, 2007 and December 31, 2006, respectively. Annual amortization expense of such intangible assets is expected to be $495 per year for the next five years.

Foreign-currency Transactions — Foreign-currency transactions are recorded in New Taiwan dollars (“NTD”) at the rates of exchange in effect when the transactions occur. Gains or losses resulting from the application of different foreign exchange rates when cash in foreign currency is converted into New Taiwan dollars, or when foreign-currency receivables or payables are settled, are credited or charged to income in the year of conversion or settlement. On the balance sheet dates, the balances of foreign-currency assets and liabilities are restated at the prevailing exchange rates and the resulting differences are charged to current income except for those foreign currencies denominated investments in shares of stock where such differences are accounted for as translation adjustments under stockholders’ equity.

Translation Adjustment — The accounts of the Company was maintained, and its financial statements were expressed, in New Taiwan Dollar (“NTD”). Such financial statements were translated into U.S. Dollars (“$” or “USD”) in accordance SFAS No. 52, "Foreign Currency Translation", with the NTD as the functional currency. According to the Statement, all assets and liabilities are translated at the current exchange rate, stockholder's equity are translated at the historical rates and income statement items are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income in accordance with SFAS No. 130, "Reporting Comprehensive Income" as a component of shareholders’ equity.

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Translation Adjustment (Continued) — As of September 30, 2007 and December 31, 2006 the exchange rates between the NTD and the USD ($) were NTD1=$0.03063 and NTD1=$0.03069, respectively. The weighted-average rates of exchange between NTD and USD were NTD1=$0.03031 and NTD1=$0.03086 for the nine months ended September 30, 2007 and September 30, 2006, respectively. Total translation adjustment recognized as of September 30, 2007 and December 31, 2006 is $289,094 and $213,824, respectively.

Recently Issued Accounting Pronouncements — In February 2006, the FASB issued SFAS No. 155, "Accounting for Certain Hybrid Financial Instruments-an amendment of FASB Statements No. 133 and 140", to simplify and make more consistent the accounting for certain financial instruments. SFAS No. 155 amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, " Accounting for the Impairment or Disposal of Long-Lived Assets ", to allow a qualifying special-purpose entity to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006, with earlier application allowed. The adoption of this statement did not have a material effect on the Company's financial position or results of operations.

In March 2006, the FASB issued Statement No. 156, "Accounting for Servicing of Financial Assets” (“SFAS 156”), an amendment of FASB Statement No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". This statement requires all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable, and permits for subsequent measurement using either fair value measurement with changes in fair value reflected in earnings or the amortization and impairment requirements of Statement No. 140. The subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value eliminates the necessity for entities that manage the risks inherent in servicing assets and servicing liabilities with derivatives to qualify for hedge accounting treatment and eliminates the characterization of declines in fair value as impairments or direct write-downs. SFAS No. 156 is effective for an entity's first fiscal year beginning after September 15, 2006. The adoption of this statement did not have a material effect on the Company's financial position or results of operations.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. This Interpretation is effective for fiscal years beginning after December 15, 2006, with earlier adoption permitted. The adoption of this statement did not have a material effect on the Company's financial position or results of operations.

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements (Continued) —

In September 2006, the FASB issued Statement No. 157, “Fair Value Measurement, which provides guidance for applying the definition of fair value to various accounting pronouncements” (“SFAS 157”). SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company is currently evaluating the provisions of SFAS 157.

In September 2006, the FASB also issued Statement No. 158, “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans” (“SFAS 158”). SFAS 158 amends SFAS 87, 88, 106, and 132R, and requires employers to recognize the overfunded or underfunded status of defined benefit postretirement plans as an asset or liability in its statement of financial position. SFAS No. 158 is effective as of the end of fiscal years ending after December 15, 2006. SFAS 158 is not applicable to the Company, as it does not have a defined benefit pension plan.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin 108 ("SAB 108"), considering the Effect of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements, that addresses how uncorrected errors in previous years should be considered when quantifying errors in the current year financial statements. SAB 108 is effective for fiscal years ending November 15, 2006 and, upon adoption, companies are allowed to record the effects as a cumulative-effect adjustment to retained earnings. The adoption of this statement did not have a material effect on the Company's financial position or results of operations.

In February 2007, the Financial Accounting Standards Board (FASB) issued SFAS No. 159, “ The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115”. This statement permits entities to choose to measure many financial instruments and certain other items at fair value. Most of the provisions of SFAS No. 159 apply only to entities that elect the fair value option. However, the amendment to SFAS No. 115 “ Accounting for Certain Investments in Debt and Equity Securities” applies to all entities with available-for-sale and trading securities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provision of SFAS No. 157, “ Fair Value Measurements”. This adoption of this statement is not expected to have a significant effect on the Company’s future reported financial position or results of operations.

2.	RELATED-PARTY TRANSACTIONS

Operating Leases--- The Company leases its facility from a shareholder under an operating lease agreement which expires on December 31, 2007. The monthly base rent is approximately $2,200. Rent expense under this lease agreement amounted to approximately $19,800 and $19,800 for the periods ended September 30, 2007 and 2006, respectively.

Approximately future minimum annual obligations under the above operating lease at September 30, 2007 are as follows:

For the twelve months ended
September 30, 2008	$6,600
Total	$6,600

Advances to / from Shareholders - The advances to or from shareholders are non-interest bearing and without fixed terms of repayment.

3.	OTHER COMPREHENSIVE INCOME

Balances of related after-tax components comprising accumulated other comprehensive income (loss), included in stockholders' equity, at September 30, 2007 and December 31, 2006 are as follows:

	Foreign Currency	Accumulated Other
	Translation Adjustment	Comprehensive Income
Balance at January 1, 2006	$150,417	$150,417
Change for 2006	63,407	$63,407
Balance at December 31, 2006	213,824	213,824
Change for 2007	75,270	75,270
Balance at September 30, 2007	$289,094	$289,094

4.	SUBSEQUENT EVENT

On October 19, 2007, Omphalos Corp. (B.V.I.) completed its acquisition of All Fine Technology Co., Ltd. (B.V.I.). The purchase price was $2,095,230, representing the book value of assets, less liabilities, of All Fine Technology Co., Ltd. (B.V.I.) at June 30, 2007.

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(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description
2.1	Share Exchange Agreement dated February 5, 2008, between the Company and the parties set forth on the signature page thereof.*
10.1	Employment Agreement with Pi-Yun Chu (1)
10.2	Employment Agreement with Shen-Ren Li (1)
10.3	Employment Agreement with Sheng-Peir Yang (1)

* Previously filed.
(1) Attached herewith

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 20, 2008

Soyodo Group Holdings, Inc.

By:	/ s/ Sheng-Peir Yang
Chief Executive Officer